ETRN AND EQM ANNOUNCE FIRST QUARTER 2020 RESULTS

Canonsburg, PA (May 14, 2020) – Equitrans Midstream Corporation (NYSE: ETRN) and EQM Midstream Partners, LP (NYSE: EQM), today, announced financial and operational results for the first quarter 2020.
Q1 2020 Highlights:

•	Delivered strong first quarter 2020 financial results ahead of plan

•	Raised full-year 2020 estimated earnings and cash flow guidance

•	Reduced full-year 2020 total capital expenditures and capital contribution forecast by $150 million

•	Generated 58% of total operating revenue from firm reservation fees

•	Increased fresh water delivery and achieved water EBITDA above expectations

•	Expected to close ETRN acquisition of EQM in June 2020
“Our business remains resilient in the current environment as highlighted by the strength of our first quarter operating and financial results. Our long-term contracts, increasing take-or-pay revenues, and minimal exposure to NGL volumes provide the core pillars for success in this or any environment,” said Thomas F. Karam, ETRN chairman and chief executive officer. “The new 15-year gathering agreement reached with EQT during the quarter further solidifies the stability of our cash flows and sets us on the path to significant free cash flow generation.”
“Since the onset of the COVID-19 pandemic, we have not experienced any material disruptions to our operations and have worked to ensure that the safety of our employees, contractors, families, and communities remains our top priority,” added Diana Charletta, ETRN president and chief operating officer. “As a result of the recent increase in natural gas strip prices, our producer customers are becoming stronger and we are optimistic that the activity level across our operating areas will remain steady. As we progress through the year, we will continue collaborating with our customers in order to optimize future development plans and maintain our acute focus on capital efficiency.”
FIRST QUARTER 2020 RESULTS
ETRN announced net income attributable to ETRN of $69.7 million and earnings per diluted share attributable to ETRN of $0.28 for the first quarter 2020. After adjusting for several non-recurring items and an unrealized gain on derivative instruments, ETRN reported adjusted net income attributable to ETRN of $117.9 million and adjusted earnings per diluted share attributable to ETRN of $0.46 for the first quarter 2020. See "Non-GAAP Disclosures" for important disclosures regarding the use of non-GAAP supplemental financial measures included in this news release, including information regarding their most comparable GAAP financial measures.
For the quarter, ETRN also reported net cash provided by operating activities of $249.3 million, free cash flow (FCF) of $31.2 million and retained free cash flow (RFCF) of $(179.5) million. FCF and RFCF are non-GAAP financial measures that ETRN began reporting with the first quarter 2020 financial results. More information, including the definitions of FCF and RFCF, are located in the Non-GAAP Disclosures section of this news release.
EQM announced the following financial results for the first quarter 2020:

$ millions
Net income attributable to EQM	$251.7
Adjusted EBITDA	$381.3
Net cash provided by operating activities	$285.1
Distributable cash flow (DCF)	$283.1

Net income attributable to ETRN and EQM for the first quarter 2020 was impacted by a $55.6 million impairment of long-lived assets associated with the Hornet gathering system, which was acquired by EQM in April 2019. Net income attributable to ETRN was also impacted by a $24.9 million loss on early extinguishment of debt associated with the retirement of the ETRN Term Loan B during the quarter and termination of ETRN's revolving credit facility.
Additionally, net income attributable to ETRN and EQM was impacted by a $4.2 million unrealized gain on derivative instruments, which is reported within other income. As announced on February 27, 2020, EQM and EQT Corporation (EQT) entered into a contract in which EQM will receive cash from EQT conditioned on the quarterly average of the NYMEX Henry Hub first-of-the-month closing index price exceeding certain thresholds during the three years following Mountain Valley Pipeline's (MVP) in-service, but in no case extending beyond December 2024. The contract is accounted for as a derivative with the fair value marked-to-market at each quarter-end, and the associated gain or loss recognized as income (expense). The fair value of the asset as of March 31, 2020 was $55.7 million.
For the first quarter 2020, EQM operating revenue increased by $63.3 million, or 16.2%, compared to the same quarter last year. The increase in revenue was primarily related to the addition of the Eureka and Hornet assets and increased water revenue and was partially offset by lower transmission revenue. EQM operating expenses increased by $79.9 million compared to the first quarter 2019, with $55.6 million related to the impairment charges and the remaining increase primarily from the addition of the Eureka and Hornet assets.
QUARTERLY DIVIDEND AND DISTRIBUTION
ETRN
For the first quarter 2020, ETRN will pay a quarterly cash dividend of $0.15 per share on May 21, 2020 to ETRN shareholders of record at the close of business on May 12, 2020.
EQM
For the first quarter 2020, EQM will pay a quarterly cash distribution of $0.3875 per common unit on May 14, 2020 to EQM common unitholders of record at the close of business on May 5, 2020.
For the first quarter 2020, EQM will pay a quarterly cash distribution on the Series A Preferred Units of $1.0364 per Series A Preferred Unit on May 14, 2020 to all Series A preferred unitholders of record at the close of business on May 5, 2020.
EQM EXPANSION AND ONGOING MAINTENANCE CAPITAL EXPENDITURES
Expansion
Expansion capital expenditures and capital contributions to Mountain Valley Pipeline, LLC (MVP JV) were $149 million for the first quarter 2020.

$MM	Three Months Ended March 31, 2020	2020 Full-year Forecast
MVP JV	$45	$600 - $640
Gathering(1)	$92	$350 - $370
Transmission(2)	$9	$60 - $80
Water	$3	$15
Total	$149	$1,025 - $1,105

(1)	Includes 60% of Eureka expansion capital expenditures.

(2)	Includes capital contributions to MVP JV for the MVP Southgate project.
Ongoing Maintenance
Ongoing maintenance capital expenditures are cash expenditures made to maintain, over the long-term, EQM operating capacity or operating income. EQM ongoing maintenance capital expenditures, net of expected reimbursements and excluding the non-controlling interest share of Eureka, were $9.0 million for the first quarter 2020. EQM forecasts full-year 2020 ongoing maintenance capital expenditures of $55 million, excluding the non-controlling interest share of Eureka.

OUTLOOK
Pro forma ETRN forecast
The 2020 forecast is pro forma for the pending acquisition of EQM, which is expected to close in June. ETRN and EQM have no financial guidance or operational guidance past 2020.
After completing the acquisition of EQM, ETRN intends to discontinue reporting DCF and ongoing maintenance capital expenditures as those metrics are primarily used by master limited partnerships and management believes that free cash flow and retained free cash flow will provide more useful information to C-corporation investors.

$ millions	Q2 2020
Net income attributable to ETRN(1)	$35 - $50
Adjusted EBITDA	$255 - $275
Deferred revenue(2)	$75

$ millions	Full-year 2020
Net income attributable to ETRN(1)	$390 - $425
Adjusted EBITDA	$1,150 - $1,200
Deferred revenue(2)	$227
Free cash flow(3)	$(100) - $(150)
Retained free cash flow(3)	$(510) - $(560)

(1)	Includes $15 - $20 million of expected transaction costs in Q2 2020.

(2)
On February 26, 2020, EQM and EQT entered into a new gas gathering agreement. As a result of the new agreement, and beginning in Q2 2020, revenue under the EQT contract will be recognized based on an average gathering rate applied to each period's minimum volume commitment (MVC) over the 15-year contract life. The actual cash received under the contract is expected to be higher than the revenue recognized in the early years of contract, resulting in the deferral of revenue into future periods and a corresponding contract liability. The deferred revenue amounts are subject to the ultimate in-service date of MVP. The current deferred revenue estimate is based on MVP's targeted year-end 2020 in-service date.

(3)
ETRN's forecasts for free cash flow and retained free cash flow take into account the impact of transaction costs associated only with ETRN's pending acquisition of EQM; ETRN's purchase of its shares from EQT and EQM's new gas gathering agreement with EQT; and related transactions.

BUSINESS AND PROJECT UPDATES
ETRN Acquisition of EQM and Series A Convertible Preferred Units
On February 27, 2020, ETRN and EQM announced a share-for-unit exchange via merger in which each outstanding public common unit of EQM would be exchanged for 2.44 shares of ETRN common stock. The merger is subject to customary closing conditions and the approval of ETRN shareholders and EQM unitholders. The ETRN shareholder vote and the EQM unitholder vote are each scheduled for June 15, 2020 and, assuming approvals are received and closing conditions satisfied, the transaction is expected to close in June 2020.
In connection with the closing of the acquisition of EQM, $600 million of outstanding EQM Series A Convertible Preferred Units will be repurchased by EQM. The remaining $600 million of outstanding EQM Series A Convertible Preferred Units will be exchanged for $600 million of newly issued ETRN Series A Convertible Preferred Shares.
ETRN Share Purchase
On March 5, 2020, ETRN completed the purchase of 25.3 million ETRN common shares from EQT. ETRN paid $52 million of upfront cash consideration to EQT and the remaining consideration will be paid through reduced gathering fees in the two years following MVP’s in-service date.
ETRN Term Loan B
On March 3, 2020, ETRN paid off the $600 million ETRN Term Loan B with cash provided through an intercompany loan from EQM. The intercompany loan was funded with borrowings under the EQM revolving credit facility.
Outstanding Debt and Liquidity
As of March 31, 2020, EQM had long-term debt of $4.9 billion, $1.4 billion of borrowings and $235 million of letters of credit outstanding under its $3 billion revolving credit facility, and $14 million of cash. As of March 31, 2020, ETRN had zero long-term debt and $62 million of cash.

Water Services
In the first quarter 2020, EQM delivered 593 MMgal of fresh water, a 60% increase from the prior year quarter. EQM generated approximately $25 million of water EBITDA in the first quarter and EQM forecasts $60 - $65 million of water EBITDA for the full-year 2020.
Mountain Valley Pipeline
MVP JV is working through the project’s remaining legal and regulatory challenges and continues to have a narrow path to achieve the targeted late 2020 full in-service date at an overall project cost of approximately $5.4 billion. Based on the MVP JV's current budget for the project, EQM expects to fund approximately $2.7 billion of the total project cost and, through March 31, 2020, has funded approximately $2.1 billion.
Hammerhead Pipeline
Hammerhead is a gathering header pipeline that will span approximately 64 miles from southwestern Pennsylvania to Mobley, West Virginia, where both MVP and the Ohio Valley Connector originate. With a total estimated project cost of $555 million, the pipeline is expected to provide 1.6 Bcf per day of capacity, of which 1.2 Bcf per day is contracted under a 20-year firm capacity commitment by EQT. EQM has invested a total of approximately $490 million in the Hammerhead project through Q1 2020. The Hammerhead project is expected to become operational in the second quarter of 2020 and will provide interruptible service until the MVP is placed in-service, at which time the firm capacity commitment will begin.
Q1 2020 Earnings Conference Call Information
ETRN and EQM will host a joint conference call with security analysts today, May 14, 2020, at 10:30 a.m. (ET) to discuss first quarter 2020 financial results, operating results, and other business matters. An audio live stream of the call will be available on the Internet via the Investors page at www.equitransmidstream.com and www.eqm-midstreampartners.com. Security analysts may access the call: U.S. tollfree at (833) 968-2185; and internationally at (778) 560-2843. The ETRN/EQM joint conference ID is 5710108.
Call Replay: For 14 days following the call, an audio replay will be available at (800) 585-8367 or (416) 621-4642. The ETRN/EQM conference ID: 5710108.
ETRN and EQM management speak to investors from time-to-time and the presentation for these discussions, which is updated periodically, is available via the companies' respective websites at www.equitransmidstream.com and www.eqm-midstreampartners.com.

NON-GAAP DISCLOSURES
Adjusted Net Income Attributable to ETRN and Adjusted Earnings per Diluted Share
Adjusted net income attributable to ETRN and adjusted earnings per diluted share are non-GAAP supplemental financial measures that management and external users of ETRN’s consolidated financial statements, such as investors, may use to make period-to-period comparisons of earnings trends. Management believes that adjusted net income attributable to ETRN and adjusted earnings per diluted share as presented provide useful information for investors for evaluating period-over-period earnings. Adjusted net income attributable to ETRN and adjusted earnings per diluted share should not be considered as alternatives to net income attributable to ETRN, earnings per diluted share or any other measure of financial performance presented in accordance with GAAP. Adjusted net income attributable to ETRN and adjusted earnings per diluted share as presented have important limitations as analytical tools because they exclude some, but not all, items that affect net income attributable to ETRN and earnings per diluted share, including separation and transaction costs, impairments of long-lived assets, changes in the fair value of derivative instruments and loss on early extinguishment of debt, which items affect the comparability of results period to period. The impact of noncontrolling interests is also excluded from the calculations of adjustment items to adjusted net income attributable to ETRN, as is the tax impact of non-GAAP items. Additionally, because these non-GAAP metrics may be defined differently by other companies in ETRN's industry, ETRN's definitions of adjusted net income attributable to ETRN and adjusted earnings per diluted share may not be comparable to similarly titled measures of other companies, thereby diminishing the utility of the measures. Adjusted net income attributable to ETRN and adjusted earnings per diluted share should not be viewed as indicative of the actual amount of net income attributable to ETRN or actual earnings of ETRN in any given period.

The table below reconciles adjusted net income attributable to ETRN and adjusted earnings per diluted share with net income attributable to ETRN and earnings per diluted share as derived from the statements of consolidated comprehensive income to be included in ETRN’s Quarterly Report on Form 10-Q for the three months ended March 31, 2020.
Reconciliation of Adjusted Net Income Attributable to ETRN and Adjusted Earnings per Diluted Share (ETRN)

	Three Months Ended March 31,
(Thousands, except per share information)	2020	2019
Net income attributable to ETRN	$69,732	$56,299
Add back / (deduct):
Separation and transaction costs	11,360	8,782
Impairments of long-lived assets	55,581	—
Unrealized gain on derivative instruments	(4,170)	—
Loss on early extinguishment of debt	24,864	—
Noncontrolling interest impact of non-GAAP items	(22,267)	(1,986)
Tax impact of non-GAAP items(1)	(17,190)	(1,787)
Adjusted net income attributable to ETRN	$117,910	$61,308
Diluted weighted average common shares outstanding	248,591	254,827
Adjusted earnings per diluted share(2)	$0.46	$0.24

(1)	The adjustments were tax effected at the Company’s federal and state statutory tax rate for each period.

(2)	Adjusted earnings per diluted share includes the impact of using the if-converted method to calculate the dilutive effect of the Series A Preferred Units for the three months ended March 31, 2020.
Adjusted EBITDA
As used in this news release, Adjusted EBITDA means EQM net income, plus net interest expense, depreciation, amortization of intangible assets, impairments of long-lived assets, payments on the preferred interest in EQT Energy Supply, LLC (Preferred Interest), non-cash long-term compensation expense, and separation and other transaction costs, less equity income, AFUDC - equity, unrealized gain (loss) on derivative instruments and adjusted EBITDA attributable to noncontrolling interest.
As used in this news release, pro forma ETRN Adjusted EBITDA means pro forma ETRN net income, plus net interest expense, depreciation, amortization of intangible assets, impairments of long-lived assets, Preferred Interest payments, non-cash long-term compensation expense, and separation and other transaction costs, less equity income, AFUDC - equity, unrealized gain (loss) on derivative instruments and adjusted EBITDA attributable to noncontrolling interest.
Distributable Cash Flow
As used in this news release, distributable cash flow means EQM adjusted EBITDA, less net interest expense excluding interest income on the Preferred Interest, capitalized interest and AFUDC - debt, ongoing maintenance capital expenditures net of expected reimbursements, and cash distributions earned by Series A preferred unitholders.

Reconciliation of Adjusted EBITDA and Distributable Cash Flow (EQM)

	Three Months Ended March 31,
(Thousands, except coverage ratio)	2020	2019
Net income	$255,285	$251,931
Add:
Net interest expense	54,531	49,356
Depreciation	61,114	47,065
Amortization of intangible assets	14,581	10,387
Impairments of long-lived assets	55,581	—
Preferred Interest payments	2,764	2,746
Non-cash long-term compensation expense	285	255
Separation and other transaction costs	4,104	3,513
Less:
Equity income	(54,072)	(31,063)
AFUDC – equity	(236)	(2,346)
Unrealized gain on derivative instruments	(4,170)	—
Adjusted EBITDA attributable to noncontrolling interest(1)	(8,515)	—
Adjusted EBITDA	$381,252	$331,844
Less:
Net interest expense excluding interest income on the Preferred Interest(2)	(55,024)	(50,962)
Capitalized interest and AFUDC – debt(2)	(8,671)	(4,687)
Ongoing maintenance capital expenditures net of expected reimbursements(2)	(8,996)	(9,398)
Series A Preferred Unit distributions(4)	(25,501)	—
Distributable cash flow	$283,060	$266,797

Distributions declared(3):
Limited Partner	$77,677	$229,524
Coverage ratio	3.64x	1.16x

Net cash provided by operating activities	$285,136	$160,973
Adjustments:
Capitalized interest and AFUDC – debt(2)	(8,671)	(4,687)
Principal payments received on the Preferred Interest	1,225	1,141
Ongoing maintenance capital expenditures net of expected reimbursements(2)	(8,996)	(9,398)
Adjusted EBITDA attributable to noncontrolling interest(1)	(8,515)	—
Series A Preferred Unit distributions(4)	(25,501)	—
Other, including changes in working capital	48,382	118,768
Distributable cash flow	$283,060	$266,797

(1)
Reflects adjusted EBITDA attributable to noncontrolling interest associated with the third-party ownership interest in Eureka. Adjusted EBITDA attributable to noncontrolling interest for the three months ended March 31, 2020 was calculated as net income of $3.6 million plus depreciation of $2.7 million, plus amortization of intangible assets of $1.2 million, and plus interest expense of $1.0 million.

(2)	Does not reflect amounts related to the noncontrolling interest share of Eureka.

(3)
Reflects cash distribution declared of $0.3875 per common unit for the first quarter of 2020 and 200,457,630 common units outstanding as of March 31, 2020. Distributions declared to noncontrolling interest unitholders for Q1 2020 will be paid in May 2020.

(4)	Reflects cash distribution declared of $1.0364 per Series A Preferred Unit for the first quarter of 2020.

Free Cash Flow
As used in this news release, ETRN’s free cash flow means ETRN’s net cash provided by operating activities plus principal payments received on the Preferred Interest, and less net cash provided by operating activities attributable to noncontrolling interest, capital expenditures (excluding the noncontrolling interest share (40%) of Eureka capital expenditures), capital contributions to MVP JV, and distributions paid to Series A Preferred unitholders/shareholders (as applicable).
ETRN previously defined its free cash flow as EQM’s DCF plus changes in net working capital, less growth capital expenditures (excluding 40% of Eureka growth capital expenditures), and less capital contributions to MVP JV. In connection with ETRN’s announcement that it intends to discontinue reporting DCF following its acquisition of EQM, ETRN has updated its definition of free cash flow to use adjustments derived solely from its statements of consolidated cash flows and eliminate the calculation derived from DCF. ETRN’s free cash flow for both periods presented in the table below is reconciled to net cash provided by operating activities, to be included in ETRN's statements of consolidated cash flows in ETRN's Quarterly Report on Form 10-Q for the three months ended March 31, 2020, per ETRN’s updated definition of free cash flow.
Retained Free Cash Flow
As used in this news release, ETRN’s retained free cash flow means free cash flow less dividends paid and distributions paid to noncontrolling interest unitholders. ETRN and EQM paid out aggregate dividends of $114.3 million and aggregate distributions to noncontrolling interest unitholders of $96.5 million, respectively, during the first quarter of 2020, and declared aggregate dividends of $34.4 million and aggregate distributions of $32.2 million, respectively, during the first quarter of 2020.
Reconciliation of Free Cash Flow and Retained Free Cash Flow (ETRN)

	Three Months Ended March 31,
(Thousands)	2020	2019
Net cash provided by operating activities	$249,303	$122,201
Add back / (deduct):
Principal payments received on the Preferred Interest	1,225	1,141
Net cash provided by operating activities attributable to noncontrolling interest(1)	(9,245)	—
Series A Preferred Unit distributions(2)	(25,501)	—
Capital expenditures(3)	(139,394)	(208,966)
Capital contributions to MVP JV	(45,150)	(144,763)
Free cash flow(4)	$31,238	$(230,387)
Less:
Dividends paid(5)	(114,254)	(104,251)
Distributions paid to noncontrolling interest unitholders(5)	(96,526)	(94,030)
Retained free cash flow	$(179,542)	$(428,668)

(1)	Reflects 40% of $23.1 million, or Eureka’s standalone net cash provided by operating activities, representing the non-controlling interest portion.

(2)	Reflects cash distribution paid of $1.0364 per Series A Preferred Unit for the first quarter of 2020.

(3)	Does not reflect amounts related to the non-controlling interest share of Eureka.

(4)
ETRN’s free cash flow for the three months ended March 31, 2020 and 2019, if calculated utilizing ETRN’s prior definition derived from DCF, would have been $42.6 million and $(221.6) million, respectively. ETRN’s calculations of free cash flow for the three months ended March 31, 2020 and 2019 under ETRN’s updated definition of free cash flow are $11.4 million and $8.8 million lower than the respective calculations under the prior definition because ETRN’s historical calculation of DCF excluded the impact of separation and transaction costs. ETRN believes that its calculation of free cash flow inclusive of the impact of separation and transaction costs is more reflective of the amount of cash available for corporate initiatives, which may include reducing debt, paying dividends and distributions, repurchasing shares, and similar matters.

(5)
Dividends paid and distributions paid to noncontrolling interest unitholders during the first quarter 2020 were based on the fourth quarter 2019 dividend of $0.45 per ETRN share and fourth quarter 2019 distributions of $1.16 per EQM common unit. The first quarter 2020 dividend declared was $0.15 per ETRN share and the distributions declared was $0.3875 per EQM common unit. Dividends declared and distributions declared to noncontrolling interest unitholders for the first quarter 2020 will be paid in May 2020.

Adjusted EBITDA, distributable cash flow, free cash flow and retained free cash flow are non-GAAP supplemental financial measures that management and external users of ETRN's and EQM’s consolidated financial statements, such as industry analysts, investors, lenders, and rating agencies, may use to assess:

•
ETRN’s and EQM’s operating performance as compared to other publicly traded companies in the midstream energy industry without regard to historical cost basis or, in the case of adjusted EBITDA, financing methods

•	The ability of ETRN’s and EQM’s assets to generate sufficient cash flow to make distributions to ETRN’s shareholders and EQM’s unitholders, as applicable

•	ETRN’s and EQM’s ability to incur and service debt and fund capital expenditures and capital contributions

•	The viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities
ETRN and EQM believe that adjusted EBITDA, distributable cash flow, free cash flow, and retained free cash flow provide useful information to investors in assessing ETRN's and EQM’s financial condition and results of operations. Adjusted EBITDA, distributable cash flow, free cash flow, and retained free cash flow should not be considered as alternatives to net income, operating income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA, distributable cash flow, free cash flow, and retained free cash flow have important limitations as analytical tools because they exclude some, but not all, items that affect net income, operating income and net cash provided by operating activities. Additionally, because these non-GAAP metrics may be defined differently by other companies in ETRN's and EQM’s industry, ETRN's and EQM’s definitions of adjusted EBITDA, distributable cash flow, free cash flow, and retained free cash flow may not be comparable to similarly titled measures of other companies, thereby diminishing the utility of the measures. Distributable cash flow, free cash flow and retained free cash flow should not be viewed as indicative of the actual amount of cash that ETRN and EQM have available for dividends and distributions, as applicable, or that ETRN or EQM plan to distribute and are not intended to be liquidity measures.
ETRN and EQM are unable to provide a reconciliation of projected adjusted EBITDA from projected net income attributable to ETRN, the most comparable financial measure calculated in accordance with GAAP, or a reconciliation of projected free cash flow or retained cash flow to net cash provided by operating activities, the most comparable financial measure calculated in accordance with GAAP. ETRN and EQM have not provided a reconciliation of projected adjusted EBITDA to projected net income (loss), the most comparable financial measure calculated in accordance with GAAP, due to the inherent difficulty and impracticability of predicting certain amounts required by GAAP with a reasonable degree of accuracy. Net (loss) income includes the impact of depreciation expense, income tax expense, the revenue impact of changes in the projected fair value of derivative instruments prior to settlement, potential changes in estimates for certain contract liabilities and unbilled revenues and certain other items that impact comparability between periods and the tax effect of such items, which may be significant and difficult to project with a reasonable degree of accuracy. Therefore, a reconciliation of projected adjusted EBITDA to projected net income (loss) is not available without unreasonable effort.
ETRN and EQM are unable to project net cash provided by operating activities because this metric includes the impact of changes in operating assets and liabilities related to the timing of cash receipts and disbursements that may not relate to the period in which the operating activities occurred. ETRN and EQM are unable to project these timing differences with any reasonable degree of accuracy to a specific day, three or more months in advance. Therefore, ETRN and EQM are unable to provide projected net cash provided by operating activities, or the related reconciliation of each of projected free cash flow and projected retained free cash flow to projected net cash provided by operating activities without unreasonable effort. ETRN and EQM provide a range for the forecasts of net income attributable to ETRN, adjusted EBITDA, free cash flow and retained free cash flow to allow for the inherent difficulty of predicting certain amounts and the variability in the timing of spending and the impact on the related reconciling items, many of which interplay with each other.
Water EBITDA
As used in this news release, water EBITDA means the earnings before interest, taxes, depreciation and amortization of EQM’s water services business. Water EBITDA is a non-GAAP supplemental financial measure that management and external users of EQM’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, use to assess the impact of EQM’s water services business on EQM’s operating performance and EQM’s ability to incur and service debt and fund capital expenditures. Water EBITDA should not be considered as an alternative to EQM’s net income, operating income or any other measure of financial performance presented in accordance with GAAP. Water EBITDA has important limitations as an analytical tool because the measure excludes some, but not all, items that affect net income and operating income. Additionally, because water EBITDA may be defined differently by other companies in EQM’s industry, the definition of water EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing the utility of the measure. The table below reconciles water EBITDA from EQM's water operating income as derived from EQM's statements of consolidated operations to be included in EQM's Quarterly Report on Form 10-Q for the three months ended March 31, 2020.
EQM has not provided a reconciliation of projected water EBITDA from projected water operating income, the most comparable measure calculated in accordance with GAAP. EQM does not allocate certain costs, such as interest expenses, to individual assets within its business segments. Therefore, the reconciliation of projected water EBITDA from projected water operating income is not available without unreasonable effort. EQM has provided a range for the forecast of water EBITDA to allow for the variability in the timing of spending and the impact on the related reconciling items, many of which interplay with each other.

Reconciliation of Water EBITDA (EQM)

	Three Months Ended March 31,
(Thousands)	2020	2019
Water operating income	$17,752	$1,186
Add: Depreciation	7,116	6,416
Water EBITDA	$24,868	$7,602
About Equitrans Midstream Corporation:
Equitrans Midstream Corporation (ETRN) has a premier asset footprint in the Appalachian Basin and is one of the largest natural gas gatherers in the United States. With a rich 135-year history in the energy industry, ETRN was launched as a standalone company in 2018 and, through its subsidiaries, has an operational focus on gas gathering systems, transmission and storage systems, and water services assets that support natural gas producers across the Basin. ETRN is helping to meet America’s growing need for clean-burning energy, while also providing a rewarding workplace and enriching the communities where its employees live and work. ETRN owns the non-economic general partner interest and a majority ownership of the limited partner interest in EQM.

Visit Equitrans Midstream Corporation at www.equitransmidstream.com
About EQM Midstream Partners:
EQM Midstream Partners, LP (EQM) is a growth-oriented limited partnership formed to own, operate, acquire, and develop midstream assets in the Appalachian Basin. As one of the largest gatherers of natural gas in the United States, EQM provides midstream services to producers, utilities, and other customers through its strategically located natural gas transmission, storage, and gathering systems, and water services to support energy development and production in the Marcellus and Utica regions. EQM owns approximately 950 miles of FERC-regulated interstate pipelines and also owns and/or operates approximately 1,900 miles of high- and low-pressure gathering lines.

Visit EQM Midstream Partners, LP at www.eqm-midstreampartners.com
Analyst inquiries:
Nate Tetlow – Vice President, Corporate Development and Investor Relations
412-553-5834
ntetlow@equitransmidstream.com
Media inquiries:
Natalie Cox – Communications and Corporate Affairs
412-395-3941
ncox@equitransmidstream.com
Cautionary Statements
This news release contains certain forward-looking statements within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended (the Exchange Act), and Section 27A of the United States Securities Act of 1933, as amended (the Securities Act), concerning ETRN and EQM, the proposed transactions and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of ETRN and EQM, as well as assumptions made by, and information currently available to, such management. Words such as “could,” “will,” “may,” “assume,” “forecast,” “position,” “predict,” “strategy,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” “project,” “budget,” “potential,” or “continue,” and similar expressions are used to identify forward-looking statements. These statements are subject to various risks and uncertainties, many of which are outside the parties’ control. Without limiting the generality of the foregoing, forward-looking statements contained in this communication specifically include expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of ETRN, EQM and their respective affiliates, including whether the proposed transactions will be completed, as expected or at all, the timing of the closing of the proposed transactions, whether the conditions to the proposed transactions can be satisfied, guidance regarding EQM's gathering, transmission and storage and water service revenue and volume growth, including the anticipated effects associated with the new Gas Gathering and Compression Agreement and related documents entered into with EQT Corporation (EQT) as described herein (collectively, the EQT Global GGA); projected revenue (including from firm reservation fees and deferred revenues), expenses, and contract liabilities and the effects on projected revenue and contract liabilities associated with the EQT Global GGA and the MVP project; the ultimate gathering fee relief provided to EQT under the EQT Global GGA and related agreements, including the exercise by EQT of any cash-out option as an alternative to receiving relief; ETRN’s and EQM’s ability to de-lever; forecasted adjusted EBITDA, water EBITDA, net income, net income attributable to ETRN, adjusted net income attributable to ETRN, net cash provided by operating activities, distributable cash flow, free cash flow, retained free cash flow, leverage ratio, coverage ratio, and deferred revenue; the weighted average contract life of gathering, transmission and storage contracts; infrastructure programs (including the timing, cost, capacity and sources of funding with respect to gathering, transmission and storage and water expansion projects); the cost, capacity, timing of regulatory approvals, final design and targeted in-service dates of current projects; the ultimate terms, partners and structure of Mountain Valley Pipeline, LLC (MVP JV) and ownership interests therein; expansion projects in EQM's operating areas and in areas that would provide access to new markets; EQM's ability to provide produced water handling services and realize expansion opportunities and related capital avoidance; ETRN’s and EQM's ability to identify and complete acquisitions and other strategic transactions, including the proposed merger with EQM and joint ventures, effectively integrate transactions into ETRN’s and EQM's operations, and achieve synergies, system optionality and accretion associated with transactions, including through increased scale; EQM's ability to access commercial opportunities and new customers for its water services business, and the timing and final terms of any definitive water services agreement or agreements between EQT and EQM entered into pursuant to the letter agreement between the parties in respect of water services (Water Services Letter Agreement); any further credit rating impacts associated with the MVP project, customer credit ratings changes, including EQT's, and defaults, acquisitions and financings and any further changes in EQM’s credit ratings; the ability of EQM's contracts to survive a customer bankruptcy or restructuring; expected transaction expenses related to the proposed merger with EQM and related transactions; the possible diversion of management time on issues relating to the proposed merger with EQM; the impact and outcome of pending and future litigation relating to the proposed merger with EQM; the timing and amount of future issuances or repurchases of securities; effects of conversion of EQM securities in connection with ETRN’s proposed acquisition of EQM or otherwise; effects of seasonality; expected cash flows and MVCs, including those associated with the EQT Global GGA and any definitive agreement or agreements between EQT and EQM related to the Water Services Letter Agreement, and the potential impact thereon of the timing and cost of the MVP project; capital commitments; projected capital contributions and capital and operating expenditures, including the amount and timing of reimbursable capital expenditures, capital budget and sources of funds for capital expenditures; dividend and distribution amounts and timing and rates; the effect and outcome of pending and future litigation and regulatory proceedings; changes in commodity prices and the effect of commodity prices on ETRN's and EQM's business; liquidity and financing requirements, including sources and availability; interest rates; EQM’s and EQM’s subsidiaries’ respective abilities to service debt under, and comply with the covenants contained in, their respective credit agreements; expectations regarding production volumes in EQM's areas of operations; ETRN’s and EQM’s abilities to achieve the anticipated benefits associated with the execution of the EQT Global GGA, the Water Services Letter Agreement and the merger agreement entered into between EQM and ETRN and related agreements; the impact on ETRN and its subsidiaries of the coronavirus 2019 (COVID-19) pandemic, including, among other things, effects on demand for natural gas and EQM’s services, commodity prices and access to capital; the effects of government regulation; and tax status and position. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from projected results.

Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. ETRN and EQM have based these forward-looking statements on current expectations and assumptions about future events. While ETRN and EQM consider these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond ETRN’s and/or EQM’s control. The risks and uncertainties that may affect the operations, performance and results of ETRN’s and EQM’s business and forward-looking statements include, but are not limited to, those set forth under (i) Item 1A, "Risk Factors" in ETRN's Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Securities and Exchange Commission (the SEC), as updated by the risk factor disclosed under Item 8.01 of ETRN’s Current Report on Form 8-K filed with the SEC on April 29, 2020 and as may be updated by Part II, Item 1A, "Risk Factors," of ETRN’s subsequent Quarterly Reports on Form 10-Q filed with the SEC, and (ii) Item 1A, "Risk Factors" in EQM's Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC, as updated by the risk factor disclosed under Item 8.01 of EQM’s Current Report on Form 8-K filed with the SEC on April 29, 2020 and as may be updated by Part II, Item 1A, "Risk Factors," of EQM’s subsequent Quarterly Reports on Form 10-Q filed with the SEC. Any forward-looking statement speaks only as of the date on which such statement is made, and neither ETRN nor EQM intends to correct or update any forward-looking statement, unless required by securities laws, whether as a result of new information, future events or otherwise.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. ETRN and EQM assume no obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.
No Offer or Solicitation
This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.
Additional Information and Where to Find It
In connection with their proposed transactions, ETRN and EQM filed a registration statement on Form S-4, containing a joint proxy statement/prospectus (the Form S-4) with the SEC. This communication is not a substitute for the registration statement, definitive proxy statement/prospectus or any other documents that ETRN or EQM may file with the SEC or send to the shareholders of ETRN or the unitholders of EQM in connection with the proposed transactions. SHAREHOLDERS OF ETRN AND UNITHOLDERS OF EQM ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE FORM S-4 AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS INCLUDED THEREIN, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS. When available, investors and security holders will be able to obtain copies of these documents, including the proxy statement/prospectus, and any other documents that may be filed with the SEC with respect to the proposed transactions free of charge at the SEC’s website, http://www.sec.gov or as described in the following paragraph.
The documents filed with the SEC by ETRN may be obtained free of charge at its website (www.equitransmidstream.com) or by requesting them by mail at Equitrans Midstream Corporation, 2200 Energy Drive, Canonsburg, PA 15317, Attention: Corporate Secretary, or by telephone at (724) 271-7600. The documents filed with the SEC by EQM may be obtained free of charge at its website (www.eqm-midstreampartners.com) or by requesting them by mail at EQM Midstream Partners, LP, 2200 Energy Drive, Canonsburg, PA 15317, Attention: Corporate Secretary, or by telephone at (724) 271-7600.

Participants in the Solicitation
ETRN, EQM, EQM’s general partner and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed transactions. Information regarding the directors and executive officers of ETRN is contained in ETRN’s Form 10-K for the year ended December 31, 2019 and definitive proxy statement filed with the SEC on April 3, 2020. Information regarding the directors and executive officers of EQM’s general partner is contained in EQM’s Form 10-K for the year ended December 31, 2019. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed transactions is included in the proxy statement/prospectus.

EQUITRANS MIDSTREAM CORPORATION
 Statements of Consolidated Comprehensive Income (Unaudited)

	Three Months Ended March 31,
	2020	2019

	(Thousands, except per share amounts)
Operating revenues(1)	$453,113	$389,782
Operating expenses:
Operating and maintenance	38,422	27,883
Selling, general and administrative	29,739	32,178
Separation and other transaction costs	11,360	8,782
Depreciation	61,348	50,511
Amortization of intangible assets	14,581	10,387
Impairments of long-lived assets	55,581	—
Total operating expenses	211,031	129,741
Operating income	242,082	260,041
Equity income	54,072	31,063
Other income	4,163	1,861
Loss on early extinguishment of debt	24,864	—
Net interest expense	66,754	60,949
Income before income taxes	208,699	232,016
Income tax expense	19,139	32,450
Net income	189,560	199,566
Net income attributable to noncontrolling interests	119,828	143,267
Net income attributable to ETRN	$69,732	$56,299

Earnings per share of common stock attributable to ETRN - basic	$0.28	$0.22
Earnings per share of common stock attributable to ETRN - diluted	$0.28	$0.22

Weighted average common shares outstanding - basic	248,591	254,776
Weighted average common shares outstanding - diluted	248,591	254,827

(1)	Operating revenues included related party revenues from EQT Corporation of $303.8 million and $284.5 million for the three months ended March 31, 2020 and 2019, respectively.

EQM MIDSTREAM PARTNERS, LP AND SUBSIDIARIES
Statements of Consolidated Operations (Unaudited)

	Three Months Ended March 31,
	2020	2019

	(Thousands, except per unit amounts)
Operating revenues(1)	$453,113	$389,782
Operating expenses:
Operating and maintenance	38,422	27,883
Selling, general and administrative	27,897	32,920
Separation and other transaction costs	4,104	3,513
Depreciation	61,114	47,065
Amortization of intangibles assets	14,581	10,387
Impairments of long-lived assets	55,581	—
Total operating expenses	201,699	121,768
Operating income	251,414	268,014
Equity income	54,072	31,063
Other income	4,330	2,210
Net interest expense	54,531	49,356
Net income	255,285	251,931
Net income attributable to noncontrolling interests	3,607	—
Net income attributable to EQM	$251,678	$251,931

Calculation of limited partner common unit interest in net income:
Net income attributable to EQM	$251,678	$251,931
Less: Series A Preferred Units interest in net income	(25,501)	—
Limited partner interest in net income	$226,177	$251,931

Net income per limited partner common unit – basic	$1.13	$1.63
Net income per limited partner common unit – diluted	$1.08	$1.56

Weighted average limited partner common units outstanding – basic	200,495	154,259
Weighted average limited partner common units outstanding – diluted	232,100	161,259

(1)	Operating revenues included related party revenues from EQT Corporation of $303.8 million and $284.5 million for the three months ended March 31, 2020 and 2019, respectively.

EQM MIDSTREAM PARTNERS, LP AND SUBSIDIARIES
GATHERING RESULTS OF OPERATIONS

	Three Months Ended March 31,
	2020	2019

FINANCIAL DATA	(Thousands, except per day amounts)
Firm reservation fee revenues(1)	$152,079	$128,959
Volumetric-based fee revenues	157,968	132,922
Total operating revenues	310,047	261,881
Operating expenses:
Operating and maintenance	18,878	15,253
Selling, general and administrative	21,235	22,534
Separation and other transaction costs	4,104	3,513
Depreciation	40,440	28,116
Amortization of intangible assets	14,581	10,387
Impairments of long-lived assets	55,581	—
Total operating expenses	154,819	79,803
Operating income	$155,228	$182,078

OPERATIONAL DATA
Gathering volumes (BBtu per day):
Firm capacity reservation(1)	3,282	2,572
Volumetric-based services	5,014	4,194
Total gathered volumes	8,296	6,766

Capital expenditures(2)	$111,454	$207,717

(1)	Includes revenues and volumes, as applicable, from contracts with MVCs.

(2)	Includes approximately $12.5 million of capital expenditures related to noncontrolling interests in Eureka for the three months ended March 31, 2020.

EQM MIDSTREAM PARTNERS, LP AND SUBSIDIARIES
TRANSMISSION RESULTS OF OPERATIONS

	Three Months Ended March 31,
	2020	2019

FINANCIAL DATA	(Thousands, except per day amounts)
Firm reservation fee revenues	$99,597	$99,224
Volumetric-based fee revenues	7,018	10,635
Total operating revenues	106,615	109,859
Operating expenses:
Operating and maintenance	9,441	4,084
Selling, general and administrative	5,182	8,492
Depreciation	13,558	12,533
Total operating expenses	28,181	25,109
Operating income	$78,434	$84,750

Equity income	$54,072	$31,063

OPERATIONAL DATA
Transmission pipeline throughput (BBtu per day):
Firm capacity reservation	3,000	2,959
Volumetric-based services	15	105
Total transmission pipeline throughput	3,015	3,064

Average contracted firm transmission reservation commitments (BBtu per day)	4,453	4,442

Capital expenditures(1)	$10,798	$18,762

(1)
Transmission capital expenditures do not include capital contributions made to the MVP Joint Venture for the MVP and MVP Southgate projects of approximately $45.2 million and $144.8 million for the three months ended March 31, 2020 and 2019, respectively.

EQM MIDSTREAM PARTNERS, LP AND SUBSIDIARIES
WATER RESULTS OF OPERATIONS

	Three Months Ended March 31,
	2020	2019

FINANCIAL DATA	(Thousands)
Firm reservation fee revenues(1)	$12,776	$2,884
Volumetric based fee revenues:	23,675	15,158
Water services revenues	36,451	18,042
Operating expenses:
Operating and maintenance	10,103	8,546
Selling, general and administrative	1,480	1,894
Depreciation	7,116	6,416
Total operating expenses	18,699	16,856
Operating income	$17,752	$1,186

OPERATIONAL DATA
Water volumes (MMgal)
Firm capacity reservation(1)	210	90
Volumetric based services	383	280
Total water volumes	593	370

Capital expenditures	$3,476	$9,175

(1)	Includes revenues and volumes, as applicable, from contracts with MVCs.

EQM MIDSTREAM PARTNERS, LP AND SUBSIDIARIES
CAPITAL EXPENDITURE SUMMARY

	Three Months Ended March 31,
	2020	2019

	(Thousands)
Expansion capital expenditures(1)(2)(3)	$115,551	$176,509
Maintenance capital expenditures(2)	10,177	9,428
Total capital expenditures	$125,728	$185,937

(1)
Capital expenditures do not include capital contributions made to the MVP Joint Venture for the MVP and MVP Southgate projects of approximately $45.2 million and $144.8 million for the three months ended March 31, 2020 and 2019, respectively.

(2)
Includes approximately $11.3 million of expansion capital expenditures and $1.2 million of maintenance capital expenditures related to the noncontrolling interest in Eureka Midstream for the three months ended March 31, 2020.

(3)
Expansion capital expenditures for the three months ended March 31, 2019 do not include approximately $49.7 million of non-operating assets acquired from Equitrans Midstream in the Shared Assets Transaction.

Source: Equitrans Midstream Corporation